PROXY

                             Summit Bankshares, Inc.
                                2134 Raphine Road
                             Raphine, Virginia 24472

              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                                ON JULY 24, 1998

         The undersigned shareholder of Summit Bankshares, Inc. ("Summit") hereby constitutes and appoints the Board of Directors, and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to represent and to vote, as designated hereon, all shares of common stock, par value $1.00 per share, of Summit that the undersigned is entitled to vote at the Special Meeting of Shareholders of Summit to be held at The Days Inn Hotel, 584 Oakland Circle, Raphine, Virginia, on July 24, 1998, at 1.00 p.m., local time, and at any and all postponements and adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of a copy of the accompanying Proxy Statement/Prospectus for the Special Meeting and Notice of Special Meeting of Shareholders.

                                            FOR        AGAINST        ABSTAIN

1.      Approve the Amended and Restated
        Agreement and Plan of Merger and
        related Plan of Merger,
        dated as of May 7, 1998, as         |_|          |_|            |_|
        amended as of June 3, 1998,
        between One Valley Bancorp,
        Inc., and Summit Bankshares, Inc.

2.      To act on such other matters as
        may properly come before the
        Special Meeting or any adjournment
        or adjornments thereof.            |_|           |_|            |_|



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         Unless otherwise specified on this Proxy, the shares represented by this Proxy when properly executed will be voted "FOR" the propositions listed above and described more fully in the Proxy Statement/Prospectus of One Valley Bancorp, Inc., and Summit Bankshares, Inc., distributed in connection with this Special Meeting.

                                                  Dated:
                                                        ------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (Signature of Shareholder)
                                                  All joint owners must sign


                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title. If more than
                                                  one trustee, all should sign.

The Board of Directors recommends a vote "FOR" the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
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